Exhibit 10(b) - Consent of Ernst & Young LLP, Independent Auditors




We consent to the reference to our firm under the captions "Independent Auditors" and "Experts" and to the use of our reports dated March 12, 2001, with respect to the financial statements of First Golden American Life Insurance Company of New York, and February 19, 2001, with respect to the financial statements of Separate Account NY-B, included in Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-16501) and related Prospectuses of Separate Account NY-B.

Our audits (to which the date of our report is March 12, 2001) also included the financial statement schedules of First Golden American Life Insurance Company of New York included in Item 24(a)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                              /s/ Ernst & Young LLP




Atlanta, Georgia
April 24, 2001